UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 9, 2013
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 9, 2013, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced the recent accreditation of its Biorepository by the College of American Pathologists (CAP). CAP's inaugural accreditation program was developed to establish internationally-recognized best practices and quality standards for the collection, storage and future analysis of biospecimens.

The LabCorp Biorepository, located in Kannapolis, North Carolina adjacent to the North Carolina Research Campus, is a world-class biological specimen storage facility that LabCorp opened in 2009. Beyond simple storage capabilities, the biorepository offers well-annotated, consented specimens that are available for biomarker discovery efforts. Redundant back-up systems, state-of-the-art validated informatics and on-site nucleic acid extraction capabilities make LabCorp's Biorepository the facility of choice for pharmaceutical and academic research specimen storage.

The CAP Biorepository Accreditation Program is a three-year, peer-based accreditation program that was designed to strengthen the standard of patient care by ensuring the consistent, verifiable quality of biospecimens for clinical or research purposes. CAP accreditation requires passing a series of inspections that review procedures for patient consent and the collection of biospecimens, their processing and annotation, and their storage, transport and distribution.

Exhibits

99.1	Press Release dated January 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

January 9, 2013